Exhibit 23.5


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 21, 2006, with respect to the financial statements of 12Snap AG included in Amendment No. 1 to Form 8-K filing of NeoMedia Technologies, Inc. dated May 8, 2006, incorporated by reference in the Registration Statement on Form S-3 and related Prospectus of NeoMedia Technologies, Inc. for the registration of 805,645,161 shares of its stock.



Ernst & Young AG
Wirtscaftsprufungsgesellschaft
Munich, Germany
September 8, 2006


/s/ Sonja Moser                               /s/ Christian Buhl
Wirtschaftsprufer                             Wirtschaftprufer
(Certified German Public Accountant)        (Certified German Public Accountant)